EXHIBIT (c)(3)

Presentation to:

The Special Committee of the Board of Directors of Green

Update on Blue Offer

March 12, 2004

Update on Blue Offer

Summary of 2004 Discussions with Blue

Date Event

February 23, 2004 Green received a non-binding letter from Blue, wherein Blue proposed to enter into a transaction in which Blue would acquire all of the publicly held shares of Green it does not own for a cash price ranging from $14.65 to $14.80 per share

March 4, 2004 On behalf of the Special Committee, Merrill Lynch communicated the following to Blue:

Proposed price range is not consistent with Special Committee’s view of the Company’s value, but would likely pursue a transaction at $16.50 per share

Special Committee is not prepared to commit to an exclusivity period

However, the Special Committee is willing to provide Blue and its financing sources with access to the Company for diligence purposes, if Blue believes it will be able to propose a higher price

March 5, 2004 Blue verbally communicated to Merrill Lynch a revised offer of $14.75—$14.85 per share

March 8, 2004 On behalf of the Special Committee, Merrill Lynch communicated the Special Committee’s decision to reject Blue’s latest proposal of $14.75—$14.85 per share

March 9, 2004 Blue verbally communicated to Merrill Lynch a revised proposal of $14.88—$14.92 per share

Blue views this revised proposal as a significant increase due to negative adjustments to their acquisition model /

business plan resulting from their due diligence (additional detail related to shares, options, taxes and adjustments to the cancer center model)

Update on Blue Offer

Green Stock Performance

Stock Price Performance

Summary Statistics Summary Statistics Share Price Implied Offer Premium % Increase

Blue

Price 3 Months Ago 16.8% Offer: $16.00 Current 90-Trading Day Average $11.66 27.8% 6 Months Ago 67.9% $14.90 $14.00 Current 180-Trading Day Average $9.76 52.6% 1 Year Ago 70.2% 2 Years Ago 49.1% Current: $12.39 $12.00

$10.00 $8.00 $6.00 $4.00

3/11/02 5/31/02 8/20/02 11/9/02 1/29/03 4/21/03 7/11/03 9/30/03 12/20/03 3/11/04

Cumulative Volume Analysis – Last Twelve Months Float (MM) 69.5

Total Volume (MM) 161.3

Percent of Volume Which Traded Below Stock Price Range Turnover 2.3x

Shares Traded (in 000s)

200,000 100.0% 92.0% 150,000 79.6% 81.9% 52.5% 57.8% 100,000 36.9%

50,000 1.9% 0 $7.00 $8.00 $9.00 $10.00 $11.00 $12.00 $13.00 $14.00

Approximately 161 million shares have traded during the past year between $6.00 and $14.00

Update on Blue Offer

Multiples of Select Public Comparable Companies

2004 P/E

Home Healthcare Services Physician Practice Management Other Facilities

With Blue Offer (1)

30.0x 26.9x 25.0x Mean: 22.6x 20.0x 18.2x

16.2x 14.7x 15.0x 13.0x 12.9x Mean: 13.0x 2.7x Mean: 11.1x 10.0x

7.5x 13.5x 5.0x N.M. 0.0x

Apria Lincare Pediatrix Orthodontic United Surgical Amsurg MedCath Green Medical Centers of Partners America

2005 P/E

Home Healthcare Services Physician Practice Management Other Facilities With Blue Offer (1) 25.0x

21.8x 21.0x 20.0x Mean: 18.6x 17.6x 3.5x 16.0x Mean: 16.8x 15.3x 15.0x 12.7x

Mean: 9.4x 10.0x 6.1x 17.5x 5.0x N.A. 0.0x

Lincare Apria Pediatrix Orthodontic United Surgical Amsurg MedCath Green Medical Centers of Partners America

Note: EPS estimates from First Call as of March 11, 2004. Prices as of March 11, 2004. (1) Assumes Blue offer of $14.90 per share. Financials based on street estimates.

Update on Blue Offer

Multiples of Select Public Comparable Companies (Continued)

Enterprise Value / 2003 EBITDA

Home Healthcare Services Physician Practice Management Other Facilities

14.0x With Blue Offer (1) 11.3x 12.0x Mean: 10.3x 10.5x 10.4x 10.0x 9.2x

7.4x 7.1x 8.0x Mean: 7.0x 5.7x Mean: 6.5x 1.1x 6.0x 3.6x 4.0x 6.0x 2.0x

0.0x

Lincare Apria Pediatrix Orthodontic Amsurg (2) United Surgical MedCath Green Medical Centers of America Partners

Enterprise Value / 2005 EBITDA

Home Healthcare Services Physician Practice Management Other Facilities

With Blue Offer (1) 12.0x 10.8x 10.0x

Mean: 8.4x 7.9x 8.0x 7.4x 7.1x

Mean: 7.0x 5.9x 1.1x 6.0x

6.0x Mean: 5.4x 4.0x 3.3x 6.0x 2.0x N.A. 0.0x

Lincare Apria Pediatrix Orthodontic United Surgical Amsurg (2) MedCath Green

Note: Based on diluted shares outstanding using the treasury stock method as of March 11, 2004. Enterprise Value = Market Value + Debt + Preferred Stock + Minority Interest—Cash. EBITDA estimates based on Merrill Lynch and Wall Street research. (1) Assumes Blue offer of $14.90 per share. Financials based on street estimates.

(2) EBITDA multiples calculated by excluding Minority Interest and deducting Minority Interest Expense from Enterprise Value and EBITDA, respectively.

Update on Blue Offer

Summary Valuation (1)

Based on Actual Historical Results

Based on Management Projections (4) and Wall Street Estimates Dollars per Share

$20.00 $17.00 $18.00 $18.00 $16.50 $16.00 $16.00 $13.68 $14.25 Blue Offer: $16.00 $14.90 $14.00 Current: $12.00 $13.75 $12.39 $12.75 $12.25 $12.25 $10.00 $10.25 $8.00 $8.50 $6.00 $6.85 $4.00 $2.00 $0.00

Trading Premiums Public Comparables Discounted Cash Flow (3) LBO Value History Paid (2)

20%—30% Precedent 5 Year IRR

Based on Transactions Based on Discount Rate: Discount Rate: FY2005E

FY2005E EPS 9.5%—11.5% 9.5%—11.5% 5.0x 52-Week EBITDA of Final Offer as of $0.71 Debt/LTM $209.0 mm a Premium to Terminal Value: 3.0%—4.0% EBITDA High / Low Price 1 Day P/E Multiple: 6.0x—8.0x Perpetual Multiple: Prior ($12.39) 12.0x—20.0x 2008 EBITDA Growth 2008 Exit @ 6.0x—8.0x 6.0x – 8.0x 10%—30% 2008 EBITDA

(1) Diluted equity value per share calculated using net debt of $154.1mm and diluted shares outstanding of 89.3mm. (2) Shown relative to Green closing stock price of $12.39 on March 11, 2004. (3) Discounted to 3/31/04. (4) Based upon management projection for EBITDA in 2005 and Merrill Lynch Investment Banking estimates.

Update on Blue Offer

Relative Value Comparison

Illustrative Share Value (1)

Leveraged Recapitalization Scenarios $16.00 $14.95 $14.92 $15.00 $14.06 $14.00 $14.88 $14.38 $13.12 $13.00 $12.39 $13.36 $12.00 $12.39 $11.00 $10.00 $9.00 $8.00

Current Status Quo Recap – $200mm Recap – $400mm LBO by Stock Price Buy Back (2) Buy Back (3) Blue

Street Estimates Management Base Case

(1) Status quo and leveraged recapitalization share value calculated on weighted average of pro forma share price and purchase price of shares bought back. Pro forma share price calculated using 2005 P/E multiple of 17.5x (2005 EPS of $0.71 from First Call).

(2) Assumes solicitation of consent from current bondholders to incur $150mm incremental indebtedness. New debt plus existing cash used to repurchase $200mm of stock at 15% premium.

(3) Assumes new capital structure at 2.8x net debt/2003 EBITDA. $400mm used to repurchase shares. Assumes share buyback at 15% premium.

Update on Blue Offer

Pricing Matrix

Implied Statistic Based on:

Reference Point $14.88 $14.92 $15.00 $15.50 $16.00 $16.50

Current Price: $12.39 20.1% 20.4% 21.1% 25.1% 29.1% 33.2% Premium 90-Trading Day Average: $11.66 27.6% 28.0% 28.6% 32.9% 37.2% 41.5% 180-Trading Day Average: $9.76 52.5% 52.9% 53.7% 58.8% 63.9% 69.1%

52-Week High: $13.68 8.8% 9.1% 9.6% 13.3% 17.0% 20.6%

Trading

52-Week Average: $9.08 63.9% 64.3% 65.2% 70.7% 76.2% 81.7%

Range

52-Week Low: $6.85 117.2% 117.8% 119.0% 126.3% 133.6% 140.9%

P/E 2005 First Call: $0.71 21.0x 21.0x 21.1x 21.8x 22.5x 23.2x Multiple 2005 Management: $0.75 19.8x 19.8x 19.9x 20.6x 21.3x 21.9x

2003A EBITDA: $210.2 7.1x 7.1x 7.2x 7.4x 7.6x 7.8x

EBITDA

2005E Street: $209.0 7.1x 7.2x 7.2x 7.4x 7.7x 7.9x

Multiple

2005E Management: $206.5 7.2x 7.3x 7.3x 7.5x 7.7x 8.0x

Relative to

Scenario I Recap Value: $14.06 5.8% 6.1% 6.7% 10.3% 13.8% 17.4%

Leveraged

Scenario II Recap Value: $14.95 (0.5%) (0.2%) 0.3% 3.7% 7.0% 10.4%

Recapitalization (1)

(1) Based off of management case.

Update on Blue Offer

Summary of Equity Returns

Purchase Price 2006 2007 2008 2009 2010 $14.90 (1.5%) 7.9% 12.2% 14.1% 15.1% Exit Multiple: 6.0x LTM EBITDA 15.00 (2.1%) 7.4% 11.8% 13.7% 14.8% 15.50 (5.1%) 5.0% 9.8% 12.1% 13.4% 16.00 (7.7%) 2.9% 8.0% 10.6% 12.1% 16.50 (10.0%) 1.0% 6.4% 9.2% 10.9%

Purchase Price 2006 2007 2008 2009 2010 $14.90 13.4% 17.3% 18.7% 18.9% 18.8% Exit Multiple: 7.0x LTM EBITDA 15.00 12.6% 16.8% 18.2% 18.5% 18.5% 15.50 9.1% 14.1% 16.1% 16.8% 17.1% 16.00 6.0% 11.7% 14.2% 15.2% 15.7% 16.50 3.2% 9.6% 12.5% 13.8% 14.5%

Purchase Price 2006 2007 2008 2009 2010 $14.90 25.7% 25.2% 24.1% 23.0% 22.0% Exit Multiple: 8.0x LTM EBITDA 15.00 24.9% 24.6% 23.7% 22.6% 21.7% 15.50 20.9% 21.7% 21.4% 20.8% 20.2% 16.00 17.4% 19.1% 19.4% 19.1% 18.8% 16.50 14.2% 16.8% 17.6% 17.6% 17.5%